                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               CONTOUR ENERGY CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             [CONTOUR ENERGY LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 25, 2000

To Our Stockholders:

     We will hold our Annual Meeting of Stockholders in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Tuesday, July 25, 2000.

     At the meeting, our stockholders will elect a Board of Directors comprised of seven members, plus two additional members that will be elected by holders of our outstanding preferred stock, and may conduct any other business matter that properly comes before the meeting. These and other matters relating to the meeting and to Contour Energy are described in the attached proxy statement, which we encourage you to read carefully.

     Stockholders of record as of the close of business on Friday, May 26, 2000 (the "Record Date") are entitled to this notice and to vote at the meeting.

     You are cordially invited to attend the meeting. We value your opinion and encourage your participation at the meeting.

                                            /s/ John F. Bookout
                                                  John F. Bookout
                                          Chairman of the Board, President
                                            and Chief Executive Officer

Houston, Texas
July 3, 2000

                               CONTOUR ENERGY CO.
                              601 JEFFERSON STREET
                                   SUITE 1100
                              HOUSTON, TEXAS 77002

                             ---------------------

                                PROXY STATEMENT

                ANSWERS TO YOUR QUESTIONS REGARDING THE MEETING

     The following answers questions that we anticipate you may have regarding the meeting and this proxy statement. If you have additional questions, you should contact our investor relations department at 713/652-5200.

WHY HAVE I RECEIVED THIS PROXY STATEMENT?

     We mailed this proxy statement to you because you were a stockholder of record of Contour Energy Co. at the close of business on May 26, 2000 (the "Record Date"), which we have set as the record date for determining who is entitled to vote at our 2000 Annual Meeting of Stockholders. On July 3, 2000, we began mailing this proxy statement to our stockholders of record on the Record Date.

WHEN AND WHERE WILL THE MEETING BE HELD?

     We will hold the meeting in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Tuesday, July 25, 2000.

MAY I ATTEND THE MEETING IN PERSON?

     Record holders of Contour's Common Stock, $.10 par value per share (the "Common Stock") and Contour's $2.625 Convertible Exchangeable Preferred Stock (the "Preferred Stock") as of the Record Date are invited and encouraged to attend the meeting and participate in the election of directors.

IF I CAN'T ATTEND THE MEETING, CAN I STILL VOTE MY SHARES?

     If you will not attend the meeting but still want your votes counted, you may sign, date and return the enclosed proxy card. This will authorize the individuals named on that card, who are officers of Contour, to cast your votes as you direct on that card.

WHO IS ENTITLED TO VOTE, AND HOW MANY SHARES ARE ENTITLED TO VOTE?

     Stockholders of record of Common Stock and Preferred Stock as of the close of business on the Record Date are entitled to one vote per share at the meeting. As of the Record Date, the Company had outstanding 13,211,449 shares of Common Stock, and 1,365,173 shares of Preferred Stock.

     A list of stockholders entitled to notice of and vote at the meeting will be made available during regular business hours at the offices of the Company, 601 Jefferson Street, Suite 1100, Houston, Texas 77002 from the date of this proxy statement through the meeting, and will be available at the meeting, for inspection by any stockholder of record for any purpose regarding the meeting. Upon request, Contour will provide any record holder of Preferred Stock as of the Record Date with stocklist materials for the Preferred Stock.

WHAT WILL WE VOTE ON AT THE MEETING?

     At the meeting, all of the stockholders, voting as a single class, will elect seven directors. Holders of Preferred Stock, voting as a separate class, will elect two additional directors.

HOW MANY SHARES ARE NEEDED FOR A QUORUM?

     You should think of the meeting as, in effect, two meetings being held at the same place and time: a meeting of all stockholders and a meeting of holders of Preferred Stock. A quorum must be established separately for each of those meetings. A majority of all of the outstanding shares entitled to vote at the meeting must be present in person or by proxy to establish a quorum for the meeting generally. Because Contour Production Company L.L.C. ("CPC") and John F. Bookout own a majority of the outstanding shares and plan to have those shares present at the meeting, a quorum should be present for the meeting generally. However, for the election of the Preferred Directors, a majority of the outstanding shares of Preferred Stock entitled to vote at the meeting must be present in person or by proxy to establish a quorum of Preferred Stockholders.

WHAT WILL HAPPEN IF NO QUORUM IS PRESENT?

     No business will be conducted until a quorum is established. If a quorum of all stockholders is established, but a quorum of Preferred Stockholders is not established, then the stockholders voting as a single class will elect seven directors, but the Preferred Stockholders will not be able to elect two additional directors. If a quorum of Preferred Stockholders is established but a quorum of all stockholders is not established, then the Preferred Stockholders may elect two directors and the current seven directors will continue to serve in accordance with our bylaws.

HOW MANY VOTES ARE NEEDED TO ELECT A DIRECTOR?

     If a quorum of all stockholders is established, the seven directors to be elected by all of the stockholders will be elected by plurality vote. That means that the seven nominees receiving the most votes will be elected as directors, even if they receive less than a majority of the vote. Similarly, if a quorum of Preferred Stockholders is established, then the two directors who receive the largest number of Preferred votes will be elected to fill the two vacancies on the Board of Directors. Because directors will be elected by plurality, abstentions and broker non-votes will not affect the outcome of the elections.

MAY I VOTE MORE THAN ONCE FOR A SINGLE DIRECTOR NOMINEE?

     Seven directors have been nominated. You are entitled to vote your shares for each of the seven director nominees. However, you may not choose instead to vote your shares seven times for a single nominee. That is known as "cumulative voting." Cumulative voting is not allowed in the election of directors or for any other purpose. Similarly, if you are a Preferred Stockholder, you may vote for two director nominees, but you may not vote twice for a single nominee.

WHY MAY THE PREFERRED STOCKHOLDERS ELECT ADDITIONAL DIRECTORS WITHOUT THE VOTE OF COMMON STOCKHOLDERS?

     The provisions of our charter that established the Preferred Stock give the Preferred Stockholders the right to elect two additional directors when dividends on the Preferred Stock are unpaid for six fiscal quarters or longer. Those dividends are currently unpaid for longer than six quarters. Pursuant to an order and proposed settlement in litigation brought by a holder of Preferred Stock, the initial election of such directors will occur at the annual meeting. That litigation will be discussed in a notice of settlement, which we expect to send to Preferred Stockholders soon.

HOW WERE THE TWO ADDITIONAL DIRECTORS TO BE ELECTED BY THE PREFERRED STOCKHOLDERS NOMINATED?

     On June 8, 2000, we sent a letter to all of our Preferred Stockholders as of the Record Date inviting them to nominate individuals to serve as directors. For each nomination that we received by the close of business on June 27, 2000, we sent the nominee a form asking him to provide the information regarding himself that is in this proxy statement and to sign a consent to being listed as a director nominee. We have included information on each nominee that returned this form and consent before June 29, 2000. This nomination procedure was undertaken, and the election of directors by preferred stockholders will be held, pursuant to an order of the Court of Chancery of the State of Delaware in the litigation mentioned above.

WHO IS THE BOARD OF DIRECTORS RECOMMENDING I VOTE FOR?

     The Board of Directors nominated the seven individuals named in this proxy statement to be elected by all stockholders -- Messrs. Bookout, Conklin, Davidson, Godfrey, Murray, Park and Woods. The Board of Directors recommends you vote for these individuals. The nominees for the directorships to be elected by Preferred Stockholders voting separately were nominated by the persons indicated in this proxy statement. Pursuant to a proposed settlement of the litigation mentioned above, we are not supporting or opposing any nominee for the Preferred Directorships. The Board of Directors therefore is not making a recommendation for or against any of those nominees. Nonetheless, we encourage Preferred Stockholders to vote.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR TO BE VOTED ON BY ALL STOCKHOLDERS.

     The Board of Directors has nominated the following individuals for the seven directorships to be voted on by all stockholders. Contour Production Company L.L.C. ("CPC") owns shares representing 49.5% of Contour's voting power. CPC is contractually required to vote its shares for the election of Mr. John F. Bookout as a director. CPC has informed us that it intends to vote its shares for the election of the following nominees.

     John F. Bookout, age 77, has served the Company as Chairman of the Board, President and Chief Executive Officer since February 1996 in connection with the Contour Transactions. He had served as Chairman of the Board and President of Contour Production Company since its formation in 1993. Before joining as a founder, Mr. Bookout served in positions of increasing responsibility for 38 years at Shell Oil Company, starting in 1950 as a geologist and culminating as President, Chief Executive Officer and a director from 1976 through June 1988. From 1988 through 1993, he served as a member of the Supervisory Board of Royal Dutch Petroleum.

     John J. Conklin, Jr., age 69, has served as a director of the Company or its predecessor since November 1993. Mr. Conklin has been a private investor since his retirement in 1989 as a senior partner of Conklin, Cahill & Co., a member firm of the New York Stock Exchange, where he was active for over 35 years. He has also served as a member of the Board of Governors of the New York Stock Exchange, the Board of Directors of the New York Futures Exchange and the National Market Advisory Board.

     Ralph P. Davidson, age 72, served as Chairman of the Board of the Company from October 1995 through February 1996 and has served as a director of the Company or its predecessor since November 1993. Mr. Davidson provides consulting services to nonprofit organizations as President of Davidson Associates. From 1980 through 1987, he was Chairman of the Board of Time, Inc., where he spent 21 years with Time Magazine in various executive capacities. Mr. Davidson is a member of the Board of Trustees of Phoenix House, the National Council for Adoption, the Emeritus Foundation and The American University in Bulgaria.

     Adam P. Godfrey, age 38, has served as a director of the Company since March 19, 1998, and, since January 1, 1998, he has been the sole shareholder and president of a corporation that serves as a manager of the limited liability company that is the general partner of Bessemer Holdings, L.P. ("Bessemer") and other affiliated investment partnerships including investment partnerships that comprise the BH Group (the "BH Group"). The BH Group owns a majority of the membership interests in Contour. Mr. Godfrey is also the sole shareholder and president of a corporation that is a general partner of Bessemer Partners & Co. ("BPC"), an affiliate of Bessemer. From July 1993 to December 1997, Mr. Godfrey was a principal with BPC, and a member of the general partner of Bessemer. Mr. Godfrey is a director of several private companies.

     William J. Murray, age 85, has served as a director of the Company or its predecessor since March 1984. Mr. Murray has been an independent petroleum consultant for more than the past five years. He served on the Texas Railroad Commission for 16 years, during six of which he served as Chairman. Mr. Murray currently serves on a number of industry committees, including as Chairman of the Industry Advisory Committee on Natural Gas Ratable Take and Chairman of the Industry Voluntary Allocation Committee.

     Edward Park, age 29, has served as a director of the Company since March 2000. Mr. Park is a principal at BPC which he joined in 1994. Mr. Park is also a member of the limited liability company that is the general partner of Bessemer Holdings, L.P. ("Bessemer") and other affiliated investment partnerships, including the investment partnerships that comprise BH Group. Mr. Park is a director of several private companies.

     Ward W. Woods, age 57, has served as a director of the Company since his election in February 1996. He is the sole stockholder and president of corporations that from 1989 to 1999 served as a managing general partner or principal manager of the general partner of Bessemer and other affiliated investment partnerships including those comprising the BH Group. A partnership affiliated with Mr. Woods is a member of the general partner of Bessemer and other affiliated partnerships including BH Group. He is also the sole stockholder and president of a corporation that until 1999 served as a managing general partner of BPC. Mr. Woods was the President and Chief Executive Officer of Bessemer Securities, LLC ("BSLLC") and its wholly owned subsidiary Bessemer Securities Corporation ("BSC") (from 1989 to 1999). BSC is the primary limited partner of Bessemer, and BSC and BSLLC are the primary limited partners in another partnership in the BH Group. Mr. Woods serves as a manager of BSLLC and a director of BSC. He is a director of Boise Cascade Corporation and several private companies.

NOMINEES FOR DIRECTOR TO BE VOTED ON BY PREFERRED STOCKHOLDERS ONLY.

     The following individuals have been nominated to fill the two directorships to be elected by Preferred Stockholders voting as a separate class. The information presented below is based on information provided by the individual nominees. You may vote for two of these nominees for each share of preferred stock you hold.

     Lee Balter, age 67, is the Chairman of Tallix, Inc., a fine art foundry casting sculpture in bronze, aluminum and stainless steel. He has been a director of Network Response, Inc., an e-transaction service provider, for the last eight years. During the past five years, he has also been Chairman, Treasurer and Director of three not-for-profit organizations. Mr. Balter is the general partner of several real estate partnerships. Mr. Balter was nominated by Prudential Securities Incorporated, who is the record holder of shares of Preferred Stock beneficially owned by Mr. Balter.

     Seth W. Hamot, age 38, is the managing partner of Actionvest Partners, an investment manager for a fund which invested in defaulted securities. Mr. Hamot also is president of Roark, Rearden, Hamot Inc., which is the general partner of Costa Brava Partners, a limited partnership which invests in the equity of small firms that are being restructured. Mr. Hamot was nominated by Bear, Stearns Securities Corp, who is the record holder of shares of Preferred Stock beneficially owned by Western Financial Co.

     Robert D. Kincaid, age 39, has been a Senior Vice President of Haddington Ventures, LLC, a private equity fund manager for energy infrastructure and technology related investments, since October of 1998. From July 1997 until October 1998, Mr. Kincaid was self-employed and engaged in corporate finance advisory work. From May 1992 until July 1997, Mr. Kincaid served as Treasurer of TPC Corporation (NYSE:TPC), which was engaged in natural gas marketing, gathering, processing and storage and was sold to Pacific Corp (NYSE:PPW) in April 1997. Mr. Kincaid was nominated by Dain Rauscher Wessels, who is the record holder of shares of Preferred Stock beneficially owned by Mr. Kincaid and Janet C. Kincaid.

     David K. Lifschultz, age 54, has been the Chairman and Chief Executive Officer of Lifschultz Industries, Inc. (Nasdaq:LIFF), a manufacturer of precise heat measuring instruments, since 1992. From 1987 until 1992, he served as CEO of Lifschultz Fast Freight, Inc., a trucking operation carrying LTL freight and truckload. Prior to 1987, he held various management positions in Lifschultz Fast Freight, Inc. Mr. Lifschultz was nominated by Prudential Securities Incorporated, who is the record holder of shares of Preferred Stock beneficially owned by Mr. Lifschultz.

     Eric Pomerantz, age 43, serves as General Counsel and Secretary to Novartis Animal Health US, Inc., a pharmaceutical marketing and sales company focused on companion animals and a wholly-owned indirect subsidiary of Novartis AG, a global pharmaceutical and life sciences company headquartered in Switzerland.

Before that. Mr. Pomerantz worked as litigation counsel in various divisions of Ciba Geigy AG and Sandoz AG, predecessors to Novartis. Mr. Pomerantz served for 10 years as a prosecutor in New York City. Mr. Pomerantz was nominated by First Clearing Corp., who is the record holder of shares of Preferred Stock beneficially owned by Max J. Silberman.

     Raymond L. Steele, age 65, serves on the boards of directors of DualStar Technologies (Nasdaq:DSTR), ICH Corporation and Video Services Corp (AMEX:VS), and previously served on the boards of directors of Emerson Radio Corp (AMEX:MSN) and Orion Picture Corp. Mr. Steele was nominated by Collier Brown & Company, who is the record holder of shares of Preferred Stock beneficially owned by Lloyd I. Miller, III, Lloyd I. Miller, Trust A-4, Milfam I, L.P. and Milfam II, L.P.

     Robert P. Wardin, age 65, is a registered professional engineer. From 1981 to 1996, Mr. Wardin was Treasurer and Director of Aladdin International, a public investment holding and diversified fast food restaurant company. From 1979 to 1983, he was Director of Energro International, a public company having oil and gas holdings, agricultural products and manufacturing operations for tubing and water distribution. From 1978 to 1999, he served as Director of Consolidated American Resources, an investment holding company. Mr. Wardin has been Chief Engineer, Pi Engineering, Inc.; Senior Principal Engineer/Scientist Consultant to UNISYS; Senior Principal Engineer/Scientist, Honeywell Systems & Research Division; Senior Engineer University of Illinois Physics Research Laboratory; Research Assistant, U.S. Atomic Energy Commission. He also was Director of Venture Funding at Sterling Capital, Inc., a venture capital group. Mr. Wardin was nominated by A.G. Edwards & Sons, Inc., who is the record holder of shares of Preferred Stock beneficially owned by Mr. Wardin.

            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

BOARD AND COMMITTEE MEETINGS

     During 1999, the Board took action at a total of twelve meetings. No director attended or participated in fewer than 75% of these meetings for which he was eligible.

COMMITTEES AND COMMITTEE MEETINGS

     The Board has standing Audit, Compensation and Nominating Committees. These committees were as follows during 1999:

AUDIT
COMMITTEE                        NOMINATING COMMITTEE      COMPENSATION COMMITTEE
---------                        --------------------      ----------------------
Ralph P.                      Ogden M.                    Ward W.
  Davidson -- Chairman        Phipps -- Chairman          Woods -- Chairman
John J. Conklin, Jr.          William J. Murray           John J. Conklin, Jr.
Adam P. Godfrey               Ward W. Woods               Ralph P. Davidson
                                                          Ogden M. Phipps

     Since March 2000, these committees are as follows:

AUDIT
COMMITTEE                       NOMINATING COMMITTEE     COMPENSATION COMMITTEE
---------                       --------------------     ----------------------
Ralph P.                      Ward W.                   Ward W.
  Davidson -- Chairman        Woods -- Chairman         Woods -- Chairman
John J. Conklin, Jr.          William J. Murray         John J. Conklin, Jr.
Adam P. Godfrey               Edward Park               Ralph P. Davidson
                                                        Adam P. Godfrey

     The Audit Committee is charged with various duties relating to the Company's financial reporting obligations. These responsibilities include recommending the appointment of independent auditors to the Board, reviewing the compensation of the auditors, reviewing the scope and results of the annual audit performed by the independent auditors, assuring that proper guidelines are established for the dissemination of financial information, conferring with the auditors to assure the adequate training and supervision of the Company's accounting personnel, meeting periodically with the auditors, the Board and senior management to ensure the adequacy of internal controls and reporting functions and reviewing the Company's consolidated financial statements. The Audit Committee held two meetings during 1999.

     The Compensation Committee has the authority and responsibility to review the compensation policies of the Company, to administer and approve all elements of compensation for elected corporate officers, to consider and recommend to the Board succession plans for executive officers, and to grant awards to key employees under the Company's incentive and performance plans. The Compensation Committee held three meetings during 1999.

     The Nominating Committee was formed in 1996 to evaluate the size and composition of the Board and establish guidelines for qualifications for directors to be elected by the common and the Preferred voting as a class. Any recommendations for such directors by stockholders will be considered if received within 120 days prior to the anniversary date of the last annual meeting of stockholders. The selection of all directors will be in accordance with established guidelines. The Nominating Committee met once in 1999.

COMPENSATION OF DIRECTORS

     The Company's non-management directors receive $3,750 quarterly and $1,000 for each committee meeting attended.

EXECUTIVE OFFICERS

     The following are the current executive officers of the Company. All officers hold office until their successors are duly appointed and qualified.

                                                                         OFFICER OR
                                                                       DIRECTOR OF THE
NAME                   AGE                  POSITION                    COMPANY SINCE
----                   ---                  --------                   ---------------
John F. Bookout......  77    President, Chief Executive Officer and    February 1996
                             a Director
Rick G. Lester.......  48    Senior Vice President and Chief           October 1998
                             Financial Officer
Kenneth R. Sanders...  50    Senior Vice President -- Exploration      August 1999
                             and Production

     Rick G. Lester was elected Senior Vice President and Chief Financial Officer in October 1998. Previously, he was Vice President and Chief Financial Officer of Domain Energy Corporation ("Domain") until its merger into Lomak Petroleum to form Range Resources Corporation. Mr. Lester served in various positions with Tenneco, Inc. and its subsidiaries prior to his tenure at Domain.

     Kenneth R. Sanders was elected Senior Vice President -- Exploration and Production of the Company in August 1999. Before joining the Company, Mr. Sanders served in positions of increasing responsibility at Seagull Energy E & P, Inc. since 1991, concluding as Vice President -- Exploitation, Acquisitions & Engineering.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following shows compensation paid during the last three fiscal years to our Chief Executive Officer and our other executive officers whose compensation exceeded $100,000 in 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                   ANNUAL COMPENSATION(1)         COMPENSATION
                                             ----------------------------------   ------------
                                                            CASH        STOCK        OPTION           ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($)   BONUS ($)    AWARDS (#)    COMPENSATION ($)(2)
---------------------------           ----   ----------   ---------   ---------   ------------   -------------------
John F. Bookout.....................  1999    800,000      187,500(3)  190,430(3)        --            10,000
  Chairman, President and CEO         1998    800,000           --          --           --            10,000
                                      1997    800,000           --          --                             --
Dallas D. Laumbach(4)...............  1999     87,083       75,000(3)   76,172(3)        --             5,225
  Former Senior Vice President        1998    190,000           --          --           --            10,000
                                      1997    190,000           --          --           --             9,500
Rick G. Lester......................  1999    175,000       75,000(3)   76,172(3)        --            10,000
  Senior Vice President &             1998     43,750       50,000          --       38,100             2,625
  Chief Financial Officer
Kenneth R. Sanders(4)...............  1999     79,167       50,000(4)       --                         62,500
  Senior Vice
  President -- Exploration &
  Production

---------------

(1) Perquisites and other benefits did not exceed 10% of any named officer's total annual salary and bonus and therefore are excluded.

(2) Amounts include matching contributions by the Company to the named executive officer's 401(k) account.

(3) Messrs. Bookout, Laumbach and Lester were awarded special bonuses on June 8, 1999 in recognition of extraordinary services performed on behalf of the Company during 1998 and the first-half of 1999, consisting of each receiving cash and shares of Common Stock (31,250 to Mr. Bookout, 12,500 to Mr. Laumbach and 12,500 to Mr. Lester, in each case as adjusted for the 1-for-10 stock split effected July 30, 1999 under the Company's 1997 Long-Term Incentive-Performance Plan. The closing price of the Company's common stock as of close of June 7, 1999 on the NASDAQ was $6.09375 (as adjusted for the 1-for-10 stock split effected July 30, 1999).

(4) Mr. Sanders was appointed Senior Vice President -- Exploration and Production effective August 1, 1999 after Mr. Laumbach left the employment of the Company effective June 15, 1999, and Mr. Sanders received an initial bonus upon employment by the Company.

OPTION GRANTS IN 1999

     The following table provides information about options granted during 1999 to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                ---------------------------------------------------     ANNUAL RATES OF
                                 NUMBER OF      % OF TOTAL                                STOCK PRICE
                                 SECURITIES    OPTIONS/SARS   EXERCISE                  APPRECIATION FOR
                                 UNDERLYING     GRANTED TO    OR BASE                    OPTION TERM(1)
                                OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION   --------------------
NAME                              GRANTED      FISCAL YEAR     ($/SH)       DATE       5% ($)     10% ($)
----                            ------------   ------------   --------   ----------   --------   ---------
Kenneth R. Sanders............     37,500         14.82%        10.00     8/01/09           0
                                   25,000          9.90%       3.4375     8/01/09      54,046     136,962

---------------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's future stock price growth, which is dependent on future performance and stock market conditions.

EMPLOYMENT AGREEMENTS

     In 1999 we extended for an additional three-year term the three-year employment agreement with John F. Bookout at a base salary of $800,000. In October 1998, we entered into a one-year evergreen employment agreement with Rick G. Lester at a base salary of $175,000 and an initial bonus of $50,000. In 1999, we entered into a one-year evergreen employment agreement with Kenneth R. Sanders at a base salary of $190,000 and an initial bonus of $50,000. Each of the agreements provides for a lump sum severance payment if the covered executive is terminated by us without cause or as otherwise permitted, as defined in the agreements. Mr. Bookout would be entitled to a severance payment covering the balance of the three-year term, Mr. Lester's severance payment would be equal to one year's salary, and in the case of a change of control, eighteen months' salary plus annual performance awards as defined in the agreement and all unvested options accelerated to 100% vesting. Mr. Sander's severance payment would be equal to one year's salary plus annual performance award as defined in the agreement, and in the case of a change of control, two year's salary and all unvested options accelerated to 100% vesting. Each of the agreements provides for various other benefits and for indemnification of the covered executive under certain conditions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Policy. In 1996, Deloitte & Touche LLP's Performance Management and Compensation Group ("D&T PMC Group") was retained to review the competitiveness of the Company's current compensation program ("Compensation Review") including various comparisons by specific positions with a representative peer group, consisting of base salary, annual incentives, long-term incentives, retirement benefits and non-qualified deferred compensation. Upon consideration of the Compensation Review, the Committee requested D&T PMC Group to design an annual and long-term incentive plan which would permit the Company to be competitive with industry peers and linked to corporate, team and individual performances. D&T PMC Group then in consultation with the Committee developed the 1997 Annual and Long-Term Incentive-Performance Plan (the "1997 Plan"), which was approved by the Committee and recommended to the Board for its approval, subject to stockholder approval. As previously mentioned, the 1997 Plan was approved on May 29, 1997 by stockholders.

     The Committee's goal is to maintain executive compensation at levels that are competitive with industry peers and linked to corporate performance; nevertheless it recognizes that the actual compensation in any particular year may be above or below published rates for competitors. In addition, due to the volatility of the energy industry, the Company's compensation levels from year to year may not correlate directly with various corporate performance measures in a particular year. The Committee believes, however, that the Company's 1997 Plan enables it to balance the relationship between compensation and performance in the best interests of the stockholders.

     Salary Determinations. The salaries for Messrs. Bookout and Laumbach were established in employment agreements approved by the Board. The salaries for Mr. Lester in 1998 and Mr. Sanders in 1999 were established in their employment agreements approved by the Committee. There have been no other changes by the Committee or otherwise to the Company's Named Executive Officers' salaries.

     Incentive-Performance Recommendations. The Committee, in accordance with the 1997 Plan, approved the specific individual NQSO grants and annual cash incentive-performance awards in 1997, including specific criteria to be used in determining the amounts of 1997 cash incentive-performance awards, which were paid in 1998. There have been no other bonuses paid to the Named Executive Officers in 1998. In 1998 in accordance with the 1997 Plan, the Committee approved the specific individual NQSO grants and annual cash incentive-performance awards, including specific criteria to be used in determining the amounts of 1998 awards. Since the threshold criteria established under the 1997 Plan were not met in 1998, no annual cash incentive-performance award payments were authorized.

     Special Awards. In June 1999, the Committee considered and authorized the grant of special recognition awards consisting of (1) cash bonuses for 1998 and part of 1999 to certain Company employees other than Messrs. Bookout, Laumbach and Lester in the aggregate amount of $248,000, (2) non-qualified stock options under the Company's 1997 Plan to certain Company employees other than Messrs. Bookout, Laumbach and Lester covering in the aggregate 190,495 shares, and (3) special bonuses to Messrs. Bookout, Laumbach and Lester in the aggregate amounts of $337,500 in cash and 56,250 in shares of common stock under the 1997 Plan.

     This report has been approved by Ward W. Woods, Chairman, John J. Conklin, Jr., Ralph P. Davidson and Adam P. Godfrey, comprising all of the members of the Compensation Committee.

                            STOCK PERFORMANCE CHART

     The following graph shows the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and the peer group. Contour's peer group consists of the following 14 energy industry companies: Barrett Resources (NYSE:BRR), Belco Oil & Gas (NYSE:BOG), Cabot Oil & Gas (NYSE:COG), Chesapeake Energy (NYSE:CHK), Forest Oil & Gas (NYSE:FST), HS Resources (NYSE:HSE), Houston Exploration (NYSE:THX), KCS Energy (NYSE:KCS), Louis Dreyfus (NYSE:LD), Newfield Exploration (NYSE:NFX), Patina Oil & Gas (NYSE:POG), Southwestern Energy (NYSE:SWN) and Swift Energy (NYSE:SFY). This chart was prepared by using data provided by the Institutional Market Services division of Standard & Poor's, and is based on the assumptions that $100 was invested at the close of trading on the last trading day preceding the first day of 1995, and the reinvestment of any dividends.

[Perf.graph]

                                                     1995     1996     1997     1998     1999
                                                    ------   ------   ------   ------   ------
S&P 500...........................................  137.58   169.17   225.60   290.08   351.12
Peer Group........................................  116.33   194.14   148.09    89.82   113.20
CONC..............................................   36.19    67.23    60.33    16.38     1.43

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, the only person we know to beneficially own more than five percent of any class of our capital stock is Contour Production Company L.L.C. ("CPC"), which beneficially owns 7,214,405 shares of the Common Stock. Bessemer Holdings, L.P. ("Bessemer") owns a majority of the membership interests in CPC. Based on a Statement on Schedule 13-D filed with the SEC, CPC and Bessemer are each deemed to beneficially own the shares of Common Stock held of record by CPC. As of April 21, 2000, those shares represented 49.5% of the total voting power of our capital stock (consisting of shares of common stock and preferred stock). Bevairohn, Ltd., a partnership controlled by John F. Bookout, Chairman, President and CEO of the Company, and six other investment partnerships having the same general partner as Bessemer own the remaining interests in Contour. Contour has agreed, subject to certain limitations, to vote for the election of Mr. Bookout as a director of the Company.

     The following table shows information as of April 21, 2000 with respect to the Company's Common Stock and its Preferred Stock beneficially owned, directly or indirectly, by each of the Company's directors and director nominees, by the Named Executive Officers and by all of its directors and executive officers as a group.

                                                        COMMON     PERCENT    PREFERRED     PERCENT
NAME OF BENEFICIAL OWNER                               STOCK(1)    OF CLASS     STOCK     OF CLASS(3)
------------------------                               ---------   --------   ---------   -----------
CPC(1)...............................................  7,214,405     54.6%         --          --
Lee Balter...........................................         --       --      34,000         2.5%
John F. Bookout......................................    274,048     2.07          --          --
John J. Conklin, Jr. ................................      9,104        *          --          --
Ralph P. Davidson(2).................................      9,725        *          --          --
Adam P. Godfrey(3)...................................         --       --          --          --
Seth W. Hamot........................................         --        *       3,500           *
Robert D. Kincaid....................................         --       --       2,100          --
Rick G. Lester(4)....................................     12,700       --          --          --
David K. Lifschultz..................................     32,609        *      27,000         2.0
William J. Murray(5).................................      8,181        *       2,000           *
Edward Park(3).......................................         --       --          --          --
Eric Pomerantz.......................................      1,260        *         524           *
Kenneth R. Sanders...................................      2,000        *          --          --
Raymond L. Steele....................................         --       --          --          --
Robert P. Wardin.....................................         --       --      10,500           *
Ward W. Woods(3).....................................         --       --          --          --
All current directors and executive officers as a
  group (9 persons)..................................    315,758     2.39%      2,000           *

---------------

* Less than 1%

(1) CPC's address is 630 Fifth Avenue, 39th Floor, New York, New York 10111. Bessemer Holdings, L.P. owns a majority of the membership interests in CPC. Based on a Statement on Schedule 13-D filed with the SEC, CPC and Bessemer are each deemed to beneficially own the shares of common stock held of record by CPC. CPC has agreed, subject to certain limitations, to vote for the election of Mr. Bookout as a director of the Company.

(2) Excludes 12,225 shares of Common Stock held by Mr. Davidson's wife as to which Mr. Davidson has disclaimed beneficial ownership.

(3) Excludes 7,214,405 shares of Common Stock held by CPC, in which Messrs. Godfrey, Park and Woods have an indirect interest, and as to which each of Messrs. Godfrey, Park and Woods have disclaimed beneficial ownership.

(4) Represents shares of Common Stock subject to vested options.

(5) Includes 2,000 shares of Preferred Stock held in Mr. Murray's defined benefit pension plan.

                           RELATED PARTY TRANSACTION

     We have entered into an agreement with BPC pursuant to which BPC provides us with financial advisory services. For its services under this agreement, we paid BPC an advisory fee of $500,000 in December 1999. In addition, we reimburse BPC expenses it incurs in rendering advisory services. We have also agreed to indemnify BPC and its affiliates against certain liabilities under this agreement.

          SECTION 16(A) BENEFICIAL OWNERSHIP AND REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based on a review of reports and information provided to the Company by executive officers, directors and greater than 10% stockholders, the Company believes all reports required to be filed in 1999 were timely filed.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP ("D&T") is engaged as the Company's independent public accountant to audit its financial statements. D&T has audited the financial statements of the Company since fiscal 1995. Stockholder ratification of the appointment of auditors is not required. D&T will be represented at the meeting, will have the opportunity to make statements, and will be available to respond to appropriate questions.

                                NO OTHER MATTERS

     We know of no business other than the matters discussed in this proxy statement that properly may be, or is likely to be, brought before the meeting.

                                            /s/ John F. Bookout
                                                  John F. Bookout
                                          Chairman of the Board, President
                                            and Chief Executive Officer

Houston, Texas
July 3, 2000

-------------------------------------------------------------------------------


                               CONTOUR ENERGY CO.

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 25, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of stock of Contour Energy Co. hereby appoints Rick G. Lester, Betty Dauzat and Tracy Philipp, or any of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of Contour Energy Co. to be held in the Park Avenue Room (Lobby Level) of the Hotel Inter-Continental 111 East 48th Street, New York, New York 10017, at 10:30 a.m. New York time on Tuesday, July 25, 2000, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

[REVERSE OF PROXY CARD

FOR COMMON STOCKHOLDERS]

------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN                     PLEASE MARK
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE                        YOUR VOTE AS  [X]
VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1.                                   INDICATED IN
                                                                                                   THIS EXAMPLE

(1) ELECTION OF DIRECTORS BY ALL SHAREHOLDERS:

 FOR all nominees                  WITHHOLD                NOMINEES: John F. Bookout, John J. Conklin, Jr., Ralph P. Davidson,
listed to the right               AUTHORITY                Adam P. Godfrey, William J. Murray, Edward Park, Ward W. Woods
(except as marked           to vote for all nominees
 to the contrary)             listed to the right          (Instruction: To withhold authority to vote for any of these nominees,
      [ ]                            [ ]                   cross through such nominee's name.)


                                                                                     IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES
                                                                                     ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
                                                                                     AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
                                                                                     ADJOURNMENT THEREOF AND UPON MATTERS INCIDENT
                                                                                     TO THE CONDUCT OF THE MEETING.

                                                                                     DATED:                     , 2000
                                                                                           ---------------------


                                                                                     ----------------------------------------------
                                                                                     Signature

                                                                                     ----------------------------------------------
                                                                                     Signature if held jointly

                                                                                     Please sign your name exactly as it appears
                                                                                     hereon. Joint owners must each sign. When
                                                                                     signing as attorney, executor, administrator,
                                                                                     trustee or guardian, please give your full
                                                                                     title as such.




------------------------------------------------------------------------------------------------------------------------------------
                                                      o FOLD AND DETACH HERE o

               [REVERSE OF PROXY CARD FOR PREFERRED STOCKHOLDERS]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED         PLEASE MARK
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR          YOUR VOTE AS   [X]
NOMINEES NAMED IN ITEM 1.                                                                                INDICATED IN
                                                                                                         THIS EXAMPLE.



The Board of Directors recommends a "For" vote for the following Directors.

(1) ELECTION OF DIRECTORS BY ALL SHAREHOLDERS:
         FOR all nominees                  WITHHOLD
        listed to the right                AUTHORITY
        (except as marked          to vote for all nominees
         to the contrary)             listed to the right

NOMINEES: John F. Bookout, John J. Conklin, Jr., Ralph P. Davidson, Adam P. Godfrey,  William J. Murray, Edward Park, Ward W. Woods

(Instruction: To withhold authority to vote for any of these nominees, cross through such nominee's name.)

(2) ELECTION OF DIRECTORS BY PREFERRED SHAREHOLDERS:

The Board of Directors makes no recommendation either for or against the following.

IMPORTANT INSTRUCTIONS: If you are a holder of Preferred Stock, you may vote for up to two of the individuals named below. To vote for a nominee, place an "X" in the box under that nominee's name. IF YOU DO NOT VOTE FOR ANY NOMINEES OR VOTE FOR MORE THAN TWO
NOMINEES, YOUR PROXY WILL NOT BE VOTED, AND WILL BE DEEMED TO HAVE ABSTAINED ON THIS MATTER.

   [ ]               [ ]                  [ ]              [ ]              [ ]               [ ]                 [ ]
Lee Balter   David K. Lifschultz   Robert P. Wardin   Seth W. Hamot    Eric Pomerantz   Robert D. Kincaid   Raymond L. Steele



                                                                                 DATED:                                       , 2000
                                                                                       --------------------------------------


                                                                                 ---------------------------------------------------
                                                                                 Signature


                                                                                 ---------------------------------------------------
                                                                                 Signature if held jointly

IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE UPON         Please sign your name exactly as it appears hereon.
SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY               Joint owners must each sign. When signing as
ADJOURNMENT THEREOF AND UPON MATTERS INCIDENT TO THE CONDUCT OF THE              attorney, executor, administrator, trustee or
MEETING.                                                                         guardian, please give your full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                      o FOLD AND DETACH HERE o